EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITOR

                           Lake & Associates CPA's LLC

                          Certified Public Accountants


The Board of Directors

BUYRITECLUB CORP.

Gentlemen:

This letter will authorize you to include the Audit of your company dated October 23, 2008 for the period ended September 30, 2008 in the Registration Statement Form S-1 to be filed with the Securities and Exchange Commission.


Yours Truly,


/s/ Lake & Associates CPA's LLC

Lake & Associates CPA's LLC

20283 State Road 7  Suite #300

Boca Raton FL 33498

October 31, 2008